Exhibit 99.2

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
June 30, 2024
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Smithfield
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, and anticipated enhancements to our financial results and future growth from our Portfolio Optimization and Deleveraging Strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Second Quarter 2024 Financial Results and
Increases Midpoint of Full Year 2024 Same Store NOI, EPS, and Core FFO Guidance Ranges

PHILADELPHIA – (BUSINESS WIRE) – July 31, 2024 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its second quarter 2024 financial results and raised the midpoint of its full year 2024 same store NOI, EPS, and Core FFO guidance ranges.
Second Quarter Highlights
•Net income available to common shares of $10.4 million for the quarter ended June 30, 2024 compared to $10.7 million for the quarter ended June 30, 2023.
•Earnings per diluted share of $0.05 for the quarter ended June 30, 2024 compared to $0.05 for the quarter ended June 30, 2023.
•Same-store portfolio net operating income (“NOI”) growth of 2.8% for the quarter ended June 30, 2024 compared to the quarter ended June 30, 2023.
•Core Funds from Operations (“CFFO”) of $63.6 million for the quarter ended June 30, 2024 compared to $63.7 million for the quarter ended June 30, 2023. CFFO per share was $0.28 for the second quarter of 2024, as compared to $0.28 for the second quarter of 2023.
•Adjusted EBITDA of $83.6 million for the quarter ended June 30, 2024 compared to $89.2 million for the quarter ended June 30, 2023.
•Value add program completed renovations at 378 units during the quarter ended June 30, 2024, achieving a weighted average return on investment during the quarter of 15.7%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as, discussion of our same-store methodology.
Management Commentary
“Our results for the second quarter of 2024 highlight our strategy of driving occupancy, which was up 120 basis points year-over-year” said Scott Schaeffer, Chairman and CEO of IRT. “While industry-wide factors impacted our ability to achieve expected rental rate growth during the first half of this year, we stayed focused on resident retention and occupancy and delivered 3.6% revenue growth with 2.8% same store NOI growth. For the remainder of this year, we are increasing the mid-point of our full-year NOI and Core FFO guidance given our view of stable occupancy and our ability to drive lower operating expenses. Overall, we are confident in our team’s ability to achieve these results and believe IRT remains well-positioned in the multifamily sector due to our attractive portfolio which continues to see strong fundamentals.”
Same-Store Portfolio(1) Operating Results

	Three Months Ended June 30, 2024 Compared to Three Months Ended June 30, 2023	Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023
Rental and other property revenue	3.6% increase	3.5% increase
Property operating expenses	4.9% increase	5.0% increase
NOI	2.8% increase	2.6% increase
Portfolio average occupancy	120 bps increase to 95.4%	120 bps increase to 94.9%
Portfolio average rental rate	1.6% increase to $1,555	1.6% increase to $1,553
NOI Margin	40 bps decrease to 61.7%	60 bps decrease to 62.1%
(1)Same-store portfolio includes 108 properties, which represent 32,153 units.

Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	2Q 2024	July 2024(3)
Same-Store Portfolio(1)
Average Occupancy	95.4%	95.2%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(1.0)%	(3.3)%	(5)
Renewal Leases	3.5%	2.9%	(5)
Blended	1.8%	0.2%	(5)
Resident Retention Rate	55.8%	55.4%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	95.6%	95.6%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(1.6)%	(3.8)%
Renewal Leases	3.4%	2.9%
Blended	1.6%	0.1%
Resident Retention Rate	55.3%	56.0%
Value Add (26 properties with Ongoing Value Add)
Average Occupancy	94.8%	94.3%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases (all)	1.0%	(2.2)%
1st generation renovation leases (6)	6.3%	5.5%
Renewal Leases	3.5%	3.0%
Blended	2.7%	0.5%
Resident Retention Rate	57.3%	53.8%
(1)Same-store portfolio includes 108 properties, which represent 32,153 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)July 2024 average occupancy is through July 30, 2024. New, renewal, and blended lease rates, and resident retention are for leases commencing during July 2024 that were signed as of July 30, 2024.
(4)As of July 30, 2024, same-store portfolio occupancy was 95.6%, same-store portfolio excluding ongoing value add occupancy was 95.9%, and value add occupancy was 94.6%.
(5)For the full third quarter 2024, we expect effective rent growth for new leases to be -1.0% to 0.3% and renewal leases to be 4.25% to 4.75% resulting in blended effective rent growth of 1.6% to 3.0%.
(6)1st generation renovation leases are a subset of new leases at value add properties and represent the first new lease in a unit after a completed renovation.
Value Add Program
We completed renovations on 378 units during the quarter ended June 30, 2024, achieving a return on investment of 15.7%, with an average cost per unit renovated of $18,067, and an average monthly rent increase per unit of $236 over unrenovated comps. We completed renovations on 698 units during the six months ended June 30, 2024, achieving a return on investment of 16.7%, with an average cost per unit renovated of $18,099, and an average monthly rent increase per unit of $253 over unrenovated comps. See the Value Add Summary page of our supplemental information for additional information on our projects’ life to date as of June 30, 2024.

Investment Activity
Properties Held for Sale and Dispositions
As of June 30, 2024, we had one property classified as held for sale and had sold one property during the three months ended June 30, 2024.
•Reserve at Creekside, Chattanooga, Tennessee: Sales of properties under our Portfolio Optimization and Deleveraging Strategy concluded with the sale of our tenth and final property on April 30, 2024, for a gross sales price of $28.5 million, and proceeds from the sale were used to pay outstanding mortgage debt in the amount of $15.0 million, and $13.3 million in borrowings under our unsecured revolver. In total, the Portfolio Optimization and Deleveraging Strategy resulted in the sale of ten properties for an aggregate gross sales price of $525.3 million and proceeds from the sales were used to repay $517.1 million of debt.
•Tapestry Park, Birmingham Alabama: During the three months ended March 31, 2024, in connection with our capital recycling program, we identified this property as held for sale and recognized a loss on impairment of $15.1 million. As of June 30, 2024, this property continued to be held for sale and was subsequently sold on July 17, 2024, for a gross sales price of $70.8 million. We expect to use the proceeds from this sale as part of a 1031 exchange to acquire a property in Tampa, Florida during the third quarter 2024.
Capital Expenditures
For the three months ended June 30, 2024, recurring capital expenditures for the total portfolio were $8.3 million, or $254 per unit, value add and non-recurring expenditures for the total portfolio were $24.8 million and development expenditures for the total portfolio were $15.4 million, respectively. For the six months ended June 30, 2024, recurring capital expenditures for the total portfolio were $13.5 million, or $412 per unit, value add and non-recurring expenditures for the total portfolio were $46.7 million and development expenditures for the total portfolio were $26.4 million, respectively.
Dividend Distribution
On June 10, 2024, our Board of Directors declared a quarterly dividend of $0.16 per share of common stock. The second quarter dividend was paid on July 19, 2024 to stockholders of record at the close of business on June 28, 2024.
2024 EPS, FFO and CFFO Guidance
We increased the midpoint of our 2024 earnings per diluted share, FFO, CFFO per share, and same-store NOI guidance ranges, while updating our interest expense, transaction volume, and capital expenditure guidance. Earnings per diluted share is now projected to be in the range of $0.36 to $0.38. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance			Change at Midpoint
2024 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings per share	$0.34	$0.38	$0.36	$0.38		$0.01
Adjustments:
Depreciation and amortization	0.87	0.87	0.87	0.87		—
Gain on sale of real estate assets(3)	(0.05)	(0.05)	(0.05)	(0.05)	—	—
FFO per share	1.16	1.20	1.18	1.20		0.01
Loan (premium accretion) discount amortization, net	(0.04)	(0.04)	(0.04)	(0.04)		—
CFFO per share	$1.12	$1.16	$1.14	$1.16		$0.01

(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2024 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.9 million weighted average shares and units outstanding.
(3)Gain on sale of real estate assets includes the gains on sale (losses on impairment) recognized during the first quarter of 2024.
2024 Guidance Assumptions
Our key guidance assumptions for 2024 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	Previous 2024 Outlook(1)	Current 2024 Outlook(1)	Change at Midpoint
Number of properties/units	108 properties / 32,153 units	108 properties / 32,153 units	—
Property revenue growth	3.0% to 4.5%	3.0% to 3.3%	(0.6)%
Controllable operating expense growth	4.9% to 5.9%	4.0% to 4.5%	(1.15)%
Real estate tax and insurance expense growth	6.1% to 7.1%	0.5% to 1.7%	(5.5)%
Total operating expense growth	5.4% to 6.4%	2.6% to 3.4%	(2.9)%
NOI growth	1.0% to 4.0%	2.7% to 3.7%	0.7%

Corporate Expenses
General and administrative & property management expenses	$51.5 million to $54.5 million	$52.5 million to $53.5 million	—
Interest expense(2)	$83.0 million to $85.0 million	$83.0 million to $84.0 million	($0.5) million

Transaction/Investment Volume(3)
Acquisition volume	$0 to $40 million	$80 million to $82 million	$61.0 million
Disposition volume	$392 million to $396 million	$395 million	$1.0 million

Capital Expenditures
Recurring	$21.0 million to $23.0 million	$21.0 million to $23.0 million	—
Value add & non-recurring	$83.0 million to $85.0 million	$76.0 million to $78.0 million	($7.0) million
Development	$54.5 million to $55.5 million	$54.5 million to $55.5 million	—
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements”.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.
(3)Acquisition volume reflects one property in Tampa, Florida that we expect to acquire in the third quarter of 2024. Disposition volume includes $324.6 million related to the sale of six properties sold during the six months ended June 30, 2024, and $70.8 million related to one property held for sale as of June 30, 2024. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements”.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, August 1, 2024 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A replay of the conference call can also be accessed telephonically until Thursday, August 8, 2024 by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, and anticipated enhancements to our financial results and future growth from our Portfolio Optimization and Deleveraging Strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$10,354	$17,577	$(40,515)	$3,930	$10,709
Earnings (loss) per share -- diluted	$0.05	$0.08	$(0.18)	$0.02	$0.05
Rental and other property revenue	$158,104	$160,331	$166,730	$168,375	$163,601
Property operating expenses	$60,883	$59,971	$59,703	$63,300	$62,071
NOI	$97,221	$100,360	$107,027	$105,075	$101,530
NOI margin	61.5%	62.6%	64.2%	62.4%	62.1%
Adjusted EBITDA	$83,609	$84,683	$95,640	$94,415	$89,156
FFO per share	$0.28	$0.27	$0.31	$0.31	$0.28
CFFO per share	$0.28	$0.27	$0.30	$0.30	$0.28
Dividends per share	$0.16	$0.16	$0.16	$0.16	$0.16
CFFO payout ratio	57.1%	59.3%	53.3%	53.3%	57.1%
Portfolio Data:
Total gross assets	$6,684,029	$6,673,589	$6,960,554	$7,225,447	$7,117,404
Total number of operating properties (a)	110	111	116	120	119
Total units (a)	32,685	32,877	34,431	35,427	35,249
Portfolio period end occupancy (a)	95.5%	95.0%	94.6%	94.4%	94.6%
Portfolio average occupancy (a)	95.3%	94.4%	94.4%	94.6%	94.1%
Portfolio average effective monthly rent, per unit (a)	$1,554	$1,550	$1,558	$1,556	$1,538
Same-store portfolio period end occupancy (b)	95.5%	95.0%	94.7%	94.4%	94.6%
Same-store portfolio average occupancy (b)	95.4%	94.4%	94.5%	94.5%	94.2%
Same-store portfolio average effective monthly rent, per unit (b)	$1,555	$1,551	$1,555	$1,548	$1,531
Capitalization:
Total debt (c)	$2,252,559	$2,277,098	$2,549,409	$2,715,710	$2,650,805
Common share price, period end	$18.74	$16.13	$15.30	$14.07	$18.22
Market equity capitalization	$4,330,137	$3,726,224	$3,528,996	$3,245,135	$4,202,342
Total market capitalization	$6,582,696	$6,003,322	$6,078,405	$5,960,845	$6,853,147
Total debt/total gross assets	33.7%	34.1%	36.6%	37.6%	37.2%
Net debt to Adjusted EBITDA (d)	6.5x	6.7x	6.7x	7.0x	7.2x
Interest coverage	4.8x	4.1x	4.1x	4.3x	4.0x
Common shares and OP Units:
Shares outstanding	225,122,235	225,070,396	224,706,731	224,695,566	224,697,889
OP units outstanding	5,941,643	5,941,643	5,946,571	5,946,571	5,946,571
Common shares and OP units outstanding	231,063,878	231,012,039	230,653,302	230,642,137	230,644,460
Weighted average common shares and OP units	230,734,872	230,570,707	230,452,570	230,444,945	230,369,086
(a)Excludes our development projects (Destination at Arista and Flatirons Flats). See the definitions at the end of this release.
(b)Same-store portfolio consists of 108 properties, which represent 32,153 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended June 30, 2024, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.6x, 6.5x, 6.5x, 7.0x, and 7.2x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Assets:
Real estate held for investment, at cost	$6,218,019	$6,183,009	$6,259,212	$6,754,022	$6,610,233
Less: accumulated depreciation	(667,681)	(622,713)	(582,760)	(567,200)	(519,680)
Real estate held for investment, net	5,550,338	5,560,296	5,676,452	6,186,822	6,090,553
Real estate held for sale	69,829	98,603	296,334	75,392	86,576
Real estate under development	115,196	109,338	98,365	83,547	121,733
Cash and cash equivalents	21,034	21,275	22,852	17,216	14,349
Restricted cash	26,364	20,625	27,880	31,772	28,163
Investment in unconsolidated real estate entities	90,347	89,487	89,044	87,592	99,968
Other assets	28,731	34,379	39,245	41,926	31,799
Derivative assets	38,422	38,845	29,937	53,258	44,259
Intangible assets, net	—	—	66	265	—
Total assets	$5,940,261	$5,972,848	$6,280,175	$6,577,790	$6,517,400
Liabilities and Equity:
Indebtedness, net	$2,202,961	$2,212,273	$2,426,788	$2,675,117	$2,609,903
Indebtedness associated with real estate held for sale, net	49,598	64,825	122,621	40,593	40,902
Accounts payable and accrued expenses	102,040	83,678	109,074	138,549	115,664
Accrued interest payable	6,795	7,145	7,917	8,275	7,986
Dividends payable	36,906	36,896	36,858	36,858	36,856
Other liabilities	8,421	8,928	9,723	10,642	11,172
Total liabilities	2,406,721	2,413,745	2,712,981	2,910,034	2,822,483
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,251	2,251	2,247	2,247	2,247
Additional paid in capital	3,754,756	3,753,833	3,751,942	3,751,001	3,754,839
Accumulated other comprehensive income	34,380	34,501	25,513	47,910	38,823
Accumulated deficit	(392,627)	(367,015)	(348,405)	(271,982)	(239,972)
Total shareholders' equity	3,398,760	3,423,570	3,431,297	3,529,176	3,555,937
Noncontrolling Interests	134,780	135,533	135,897	138,580	138,980
Total equity	3,533,540	3,559,103	3,567,194	3,667,756	3,694,917
Total liabilities and equity	$5,940,261	$5,972,848	$6,280,175	$6,577,790	$6,517,400

STATEMENTS OF OPERATIONS, FFO & CFFO
TRAILING FIVE QUARTERS (Dollars in thousands, except per share data)

	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Revenue:
Rental and other property revenue	$158,104	$160,331	$166,730	$168,375	$163,601
Other revenue	298	203	316	232	354
Total revenue	158,402	160,534	167,046	168,607	163,955
Expenses:
Property operating expenses	60,883	59,971	59,703	63,300	62,071
Property management expenses	7,666	7,499	6,660	7,232	6,818
General and administrative expenses (a)	6,244	8,381	5,043	3,660	5,910
Depreciation and amortization expense	54,127	53,721	55,902	55,546	53,984
Casualty losses	465	2,301	59	35	680
Total expenses	129,385	131,873	127,367	129,773	129,463
Interest expense	(17,460)	(20,603)	(23,537)	(22,033)	(22,227)
(Loss on impairment) gain on sale of real estate assets, net	(152)	10,530	(56,263)	(11,268)	—
Gain (loss) on extinguishment of debt	—	203	(124)	—	—
Other (loss) income, net	—	(1)	(79)	(369)	(72)
(Loss) gain from investments in unconsolidated real estate entities	(850)	(829)	(1,330)	(1,178)	(1,205)
Net income (loss)	$10,555	$17,961	$(41,654)	$3,986	$10,988
(Income) loss allocated to noncontrolling interests	(201)	(384)	1,139	(56)	(279)
Net income (loss) available to common shares	$10,354	$17,577	$(40,515)	$3,930	$10,709
Earnings (loss) per share - basic	$0.05	$0.08	$(0.18)	$0.02	$0.05
Weighted-average shares outstanding - Basic	224,793,229	224,627,115	224,505,999	224,498,374	224,422,515
Earnings (loss) per share - diluted	$0.05	$0.08	$(0.18)	$0.02	$0.05
Weighted-average shares outstanding - Diluted	225,418,825	225,226,270	224,505,999	225,140,555	225,073,890
Funds From Operations (FFO):
Net income (loss)	$10,555	$17,961	$(41,654)	$3,986	$10,988
Add-Back (Deduct):
Real estate depreciation and amortization	53,757	53,390	55,510	55,217	53,701
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	598	598	636	486	575
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	336	(9,609)	57,492	11,268	—
FFO	$65,246	$62,340	$71,984	$70,957	$65,264
FFO per share	$0.28	$0.27	$0.31	$0.31	$0.28
CORE Funds From Operations (CFFO):
FFO	$65,246	$62,340	$71,984	$70,957	$65,264
Add-Back (Deduct):
Other depreciation and amortization	370	331	391	329	283
Casualty losses	465	2,301	59	35	680
Loan (premium accretion) discount amortization, net	(2,283)	(2,395)	(2,659)	(2,747)	(2,737)
Prepayment (gains) penalties on asset dispositions	(184)	(921)	(1,229)	—	—
(Gain) loss on extinguishment of debt	—	(203)	124	—	—
Other expense (income), net	—	1	79	429	192
CFFO	$63,614	$61,454	$68,749	$69,003	$63,682
CFFO per share	$0.28	$0.27	$0.30	$0.30	$0.28
Weighted-average shares and units outstanding	230,734,872	230,570,707	230,452,570	230,444,945	230,369,086
(a)Included in the three months ended March 31, 2024 is $2.5 million of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Rental and other property revenue	$158,104	$163,601	$318,436	$324,736
Other revenue	298	354	501	594
Total revenue	158,402	163,955	318,937	325,330
Expenses:
Property operating expenses	60,883	62,071	120,854	121,327
Property management expenses	7,666	6,818	15,165	13,189
General and administrative expenses	6,244	5,910	14,624	14,063
Depreciation and amortization expense	54,127	53,984	107,850	107,520
Casualty losses	465	680	2,767	831
Total expenses	129,385	129,463	261,260	256,930
Interest expense	(17,460)	(22,227)	(38,063)	(44,351)
(Loss on impairment) gain on sale of real estate assets, net	(152)	—	10,378	985
Gain on extinguishment of debt	—	—	203	—
Other (loss) income, net	—	(72)	(1)	21
Loss from investments in unconsolidated real estate entities	(850)	(1,205)	(1,679)	(1,981)
Restructuring costs	—	—	—	(3,213)
Net income	10,555	10,988	28,515	19,861
Income allocated to noncontrolling interests	(201)	(279)	(585)	(503)
Net income available to common shares	$10,354	$10,709	$27,930	$19,358
Earnings per share - basic	$0.05	$0.05	$0.12	$0.09
Weighted-average shares outstanding - Basic	224,793,229	224,422,515	224,710,259	224,325,246
Earnings per share - diluted	$0.05	$0.05	$0.12	$0.09
Weighted-average shares outstanding - Diluted	225,418,825	225,073,890	225,403,082	225,088,261
Funds From Operations (FFO):
Net income	$10,555	$10,988	$28,515	$19,861
Add-Back (Deduct):
Real estate depreciation and amortization	53,757	53,701	107,149	106,989
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	598	575	1,196	994
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	336	—	(9,273)	(314)
FFO	$65,246	$65,264	$127,587	$127,530
FFO per share	$0.28	$0.28	$0.55	$0.55
CORE Funds From Operations (CFFO):
FFO	$65,246	$65,264	$127,587	$127,530
Add-Back (Deduct):
Other depreciation and amortization	370	283	701	531
Casualty losses	465	680	2,767	831
Loan (premium accretion) discount amortization, net	(2,283)	(2,737)	(4,679)	(5,493)
Prepayment (gains) penalties on asset dispositions	(184)	—	(1,105)	(670)
Gain on extinguishment of debt	—	—	(203)	—
Other expense (income), net	—	192	1	234
Restructuring costs	—	—	—	3,213
CFFO	$63,614	$63,682	$125,069	$126,176
CFFO per share	$0.28	$0.28	$0.54	$0.55
Weighted-average shares and units outstanding	230,734,872	230,369,086	230,652,876	230,278,208

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Net income (loss)	$10,555	$17,961	$(41,654)	$3,986	$10,988
Add-Back (Deduct):
Interest expense	17,460	20,603	23,537	22,033	22,227
Depreciation and amortization	54,127	53,721	55,902	55,546	53,984
Casualty losses	465	2,301	59	35	680
Loss on impairment (gain on sale) of real estate assets, net	152	(10,530)	56,263	11,268	—
(Gain) loss on extinguishment of debt	—	(203)	124	—	—
Loss from investments in unconsolidated real estate entities	850	829	1,330	1,178	1,205
Other loss (income), net	—	1	79	369	72
Adjusted EBITDA	$83,609	$84,683	$95,640	$94,415	$89,156

INTEREST COST:
Interest expense	$17,460	$20,603	$23,537	$22,033	$22,227

INTEREST COVERAGE:	4.8x	4.1x	4.1x	4.3x	4.0x

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$10,555	$10,988	$28,515	$19,861
Add-Back (Deduct):
Interest expense	17,460	22,227	38,063	44,351
Depreciation and amortization	54,127	53,984	107,850	107,520
Casualty losses	465	680	2,767	831
Loss on impairment (gain on sale) of real estate assets, net	152	—	(10,378)	(985)
Gain on extinguishment of debt	—	—	(203)	—
Loss from investments in unconsolidated real estate entities	850	1,205	1,679	1,981
Other loss (income), net	—	72	1	(21)
Restructuring costs	—	—	—	3,213
Adjusted EBITDA	$83,609	$89,156	$168,294	$176,751

INTEREST COST:
Interest expense	$17,460	$22,227	$38,063	$44,351

INTEREST COVERAGE:	4.8x	4.0x	4.4x	4.0x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Revenue:
Rental and other property revenue	$153,969	$150,618	$150,903	$152,138	$148,645
Property Operating Expenses:
Real estate taxes	18,626	18,970	18,463	18,503	18,576
Property insurance	4,014	4,150	4,255	4,075	3,600
Personnel expenses	12,806	12,199	11,741	12,007	11,745
Utilities	7,460	7,713	7,419	7,719	7,063
Repairs and maintenance	6,495	4,825	3,407	5,761	5,997
Contract services	5,886	5,101	5,254	5,608	5,941
Advertising expenses	2,065	1,596	1,616	1,915	1,592
Other expenses	1,689	1,693	1,584	1,598	1,756
Total property operating expenses	59,041	56,247	53,739	57,186	56,270
Same-store portfolio NOI	$94,928	$94,371	$97,164	$94,952	$92,375

Same-store portfolio NOI margin	61.7%	62.7%	64.4%	62.4%	62.1%
Average occupancy	95.4%	94.4%	94.5%	94.5%	94.2%

Average effective monthly rent, per unit	$1,555	$1,551	$1,555	$1,548	$1,531

	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Rental and other property revenue
Same-store portfolio	$153,969	$150,618	$150,903	$152,138	$148,645
Non same-store portfolio	4,135	9,713	15,827	16,237	14,956
Total rental and other property revenue	158,104	160,331	166,730	168,375	163,601
Property operating expenses
Same-store portfolio	59,041	56,247	53,739	57,186	56,270
Non same-store portfolio	1,842	3,724	5,964	6,114	5,801
Total property operating expenses	60,883	59,971	59,703	63,300	62,071
NOI
Same-store portfolio	94,928	94,371	97,164	94,952	92,375
Non same-store portfolio	2,293	5,989	9,863	10,123	9,155
Total property NOI	$97,221	$100,360	$107,027	$105,075	$101,530

(a)Same-store portfolio consists of 108 properties, which represent 32,153 units.
(b)See the definitions at the end of this release for a reconciliation from GAAP net income (loss) to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)
THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023
Dollars in thousands, except per unit data

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	% change	2024	2023	% change
Revenue:
Rental and other property revenue	$153,969	$148,645	3.6%	$304,587	$294,346	3.5%
Property Operating Expenses:
Real estate taxes	18,626	18,576	0.3%	37,596	37,055	1.5%
Property insurance	4,014	3,600	11.5%	8,164	6,566	24.3%
Personnel expenses	12,806	11,745	9.0%	25,005	22,870	9.3%
Utilities	7,460	7,063	5.6%	15,173	14,416	5.3%
Repairs and maintenance	6,495	5,997	8.3%	11,320	11,443	(1.1)%
Contract services	5,886	5,941	(0.9)%	10,987	11,038	(0.5)%
Advertising expenses	2,065	1,592	29.7%	3,661	2,894	26.5%
Other expenses	1,689	1,756	(3.8)%	3,382	3,552	(4.8)%
Total property operating expenses	59,041	56,270	4.9%	115,288	109,834	5.0%
Same-store portfolio NOI	$94,928	$92,375	2.8%	$189,299	$184,512	2.6%

Same-store portfolio NOI margin	61.7%	62.1%	(0.4)%	62.1%	62.7%	(0.6)%
Average occupancy	95.4%	94.2%	1.2%	94.9%	93.7%	1.2%
Average effective monthly rent, per unit	$1,555	$1,531	1.6%	$1,553	$1,529	1.6%
(a)Same-store portfolio consists of 108 properties, which represent 32,153 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED JUNE 30, 2024
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Atlanta, GA	13	5,180	$24,255	$23,886	1.5%	$9,623	$9,326	3.2%	$14,631	$14,561	0.5%	93.5%	92.1%	1.4%	$1,609	$1,619	(0.6)%
Dallas, TX	14	4,007	22,290	21,732	2.6%	9,077	8,497	6.8%	13,213	13,235	(0.2)%	95.7%	94.8%	0.9%	1,815	1,791	1.3%
Columbus, OH	10	2,510	11,119	10,580	5.1%	4,486	4,077	10.0%	6,633	6,503	2.0%	95.0%	95.1%	(0.1)%	1,451	1,378	5.3%
Oklahoma City, OK	8	2,147	8,132	7,734	5.1%	2,770	2,660	4.1%	5,362	5,074	5.7%	95.2%	93.6%	1.6%	1,204	1,166	3.3%
Indianapolis, IN	7	1,979	8,860	8,309	6.6%	3,501	3,164	10.7%	5,359	5,145	4.2%	96.5%	95.0%	1.5%	1,396	1,347	3.6%
Denver, CO	6	1,397	7,784	7,414	5.0%	2,474	2,323	6.5%	5,310	5,091	4.3%	97.0%	95.0%	2.0%	1,736	1,713	1.3%
Tampa-St. Petersburg, FL	5	1,452	8,283	7,833	5.7%	3,071	3,033	1.3%	5,212	4,800	8.6%	95.7%	93.9%	1.8%	1,836	1,808	1.5%
Nashville, TN	5	1,508	7,622	7,276	4.8%	2,599	2,708	(4.0)%	5,024	4,569	10.0%	95.5%	93.8%	1.7%	1,635	1,599	2.3%
Raleigh - Durham, NC	6	1,690	8,081	7,852	2.9%	3,094	2,640	17.2%	4,987	5,212	(4.3)%	95.2%	94.0%	1.2%	1,545	1,533	0.8%
Memphis, TN	4	1,383	6,332	6,205	2.0%	2,289	2,061	11.1%	4,043	4,144	(2.4)%	94.8%	94.0%	0.8%	1,518	1,501	1.1%
Houston, TX	5	1,308	5,927	5,694	4.1%	2,615	2,669	(2.0)%	3,312	3,025	9.5%	96.2%	95.4%	0.8%	1,431	1,393	2.7%
Louisville, KY	4	1,150	4,946	4,480	10.4%	2,086	1,981	5.3%	2,860	2,499	14.4%	96.0%	92.9%	3.1%	1,312	1,271	3.2%
Lexington, KY	3	886	3,947	3,737	5.6%	1,249	1,179	5.9%	2,697	2,557	5.5%	97.3%	97.9%	(0.6)%	1,353	1,274	6.2%
Huntsville, AL	3	873	4,053	4,082	(0.7)%	1,425	1,472	(3.2)%	2,628	2,611	0.7%	96.7%	95.1%	1.6%	1,495	1,548	(3.4)%
Charlotte, NC	3	714	3,823	3,813	0.3%	1,235	1,160	6.5%	2,588	2,653	(2.5)%	95.7%	95.4%	0.3%	1,742	1,761	(1.1)%
Myrtle Beach, SC - Wilmington, NC	3	628	2,744	2,680	2.4%	917	834	10.0%	1,827	1,846	(1.0)%	95.8%	95.6%	0.2%	1,407	1,414	(0.5)%
Cincinnati, OH	2	542	2,859	2,674	6.9%	1,100	990	11.1%	1,760	1,684	4.5%	97.5%	94.8%	2.7%	1,604	1,548	3.6%
Birmingham, AL	1	720	2,986	3,028	(1.4)%	1,300	1,362	(4.6)%	1,686	1,666	1.2%	94.5%	93.6%	0.9%	1,386	1,401	(1.1)%
Greenville, SC	1	702	2,682	2,724	(1.5)%	1,062	1,013	4.8%	1,620	1,711	(5.3)%	93.5%	95.5%	(2.0)%	1,308	1,268	3.2%
Charleston, SC	2	518	2,730	2,589	5.4%	1,179	1,161	1.6%	1,551	1,427	8.7%	96.9%	95.0%	1.9%	1,697	1,634	3.9%
Orlando, FL	1	297	1,652	1,532	7.8%	750	671	11.8%	902	860	4.9%	93.5%	91.7%	1.8%	1,794	1,801	(0.4)%
San Antonio, TX	1	306	1,444	1,433	0.8%	571	674	(15.3)%	873	759	15.0%	96.6%	95.9%	0.7%	1,477	1,489	(0.8)%
Austin, TX	1	256	1,418	1,358	4.4%	568	615	(7.6)%	850	743	14.4%	94.6%	92.6%	2.0%	1,805	1,767	2.2%
Total / Weighted Average	108	32,153	$153,969	$148,645	3.6%	$59,041	$56,270	4.9%	$94,928	$92,375	2.8%	95.4%	94.2%	1.2%	$1,555	$1,531	1.6%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
SIX MONTH ENDED JUNE 30, 2024
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Atlanta, GA	13	5,180	$48,079	$47,559	1.1%	$18,812	$17,729	6.1%	$29,266	$29,829	(1.9)%	93.2%	92.0%	1.2%	$1,615	$1,628	(0.8)%
Dallas, TX	14	4,007	44,206	42,955	2.9%	17,594	17,320	1.6%	26,612	25,635	3.8%	95.0%	94.0%	1.0%	1,816	1,787	1.6%
Columbus, OH	10	2,510	22,025	20,808	5.8%	8,498	7,689	10.5%	13,527	13,119	3.1%	94.9%	94.8%	0.1%	1,441	1,367	5.4%
Indianapolis, IN	7	1,979	17,358	16,217	7.0%	6,748	6,091	10.8%	10,610	10,126	4.8%	95.9%	93.8%	2.1%	1,387	1,341	3.4%
Oklahoma City, OK	8	2,147	16,087	15,262	5.4%	5,495	5,220	5.3%	10,591	10,042	5.5%	95.1%	92.7%	2.4%	1,197	1,165	2.7%
Denver, CO	6	1,397	15,223	14,903	2.1%	4,659	4,498	3.6%	10,565	10,404	1.5%	96.3%	94.8%	1.5%	1,724	1,711	0.8%
Tampa-St. Petersburg, FL	5	1,452	16,480	15,792	4.4%	6,167	6,159	0.1%	10,313	9,634	7.0%	95.6%	94.4%	1.2%	1,834	1,805	1.6%
Raleigh - Durham, NC	6	1,690	15,952	15,606	2.2%	5,959	5,160	15.5%	9,994	10,446	(4.3)%	94.5%	93.8%	0.7%	1,547	1,531	1.0%
Nashville, TN	5	1,508	15,071	14,261	5.7%	5,176	5,097	1.5%	9,895	9,165	8.0%	94.9%	92.2%	2.7%	1,635	1,595	2.5%
Memphis, TN	4	1,383	12,498	12,248	2.0%	4,424	4,043	9.4%	8,075	8,205	(1.6)%	94.0%	93.8%	0.2%	1,516	1,501	1.0%
Houston, TX	5	1,308	11,685	11,290	3.5%	5,319	5,513	(3.5)%	6,366	5,777	10.2%	95.1%	95.0%	0.1%	1,431	1,392	2.8%
Louisville, KY	4	1,150	9,684	8,918	8.6%	4,055	3,878	4.6%	5,630	5,040	11.7%	95.7%	92.8%	2.9%	1,306	1,278	2.2%
Lexington, KY	3	886	7,744	7,346	5.4%	2,435	2,247	8.4%	5,308	5,099	4.1%	97.0%	96.4%	0.6%	1,341	1,273	5.3%
Charlotte, NC	3	714	7,582	7,605	(0.3)%	2,396	2,277	5.2%	5,186	5,328	(2.7)%	95.1%	95.5%	(0.4)%	1,745	1,759	(0.8)%
Huntsville, AL	3	873	8,077	8,099	(0.3)%	2,905	2,813	3.3%	5,172	5,286	(2.2)%	95.5%	94.8%	0.7%	1,497	1,547	(3.2)%
Myrtle Beach, SC - Wilmington, NC	3	628	5,431	5,291	2.6%	1,783	1,618	10.2%	3,648	3,673	(0.7)%	95.0%	95.2%	(0.2)%	1,411	1,405	0.4%
Birmingham, AL	1	720	6,070	6,044	0.4%	2,561	2,494	2.7%	3,509	3,551	(1.2)%	94.5%	93.7%	0.8%	1,403	1,404	(0.1)%
Cincinnati, OH	2	542	5,600	5,230	7.1%	2,104	1,957	7.5%	3,496	3,273	6.8%	95.8%	93.4%	2.4%	1,594	1,550	2.8%
Greenville, SC	1	702	5,285	5,165	2.3%	2,048	1,957	4.6%	3,237	3,208	0.9%	93.9%	93.8%	0.1%	1,307	1,250	4.6%
Charleston, SC	2	518	5,441	5,123	6.2%	2,282	2,161	5.6%	3,159	2,961	6.7%	96.2%	94.3%	1.9%	1,696	1,618	4.8%
Orlando, FL	1	297	3,303	3,069	7.6%	1,460	1,339	9.0%	1,843	1,729	6.6%	93.9%	93.1%	0.8%	1,800	1,794	0.3%
San Antonio, TX	1	306	2,873	2,887	(0.5)%	1,217	1,348	(9.7)%	1,656	1,540	7.5%	96.7%	95.8%	0.9%	1,476	1,486	(0.7)%
Austin, TX	1	256	2,833	2,668	6.2%	1,191	1,226	(2.9)%	1,641	1,442	13.8%	94.8%	90.8%	4.0%	1,805	1,777	1.6%
Total/Weighted Average	108	32,153	$304,587	$294,346	3.5%	$115,288	$109,834	5.0%	$189,299	$184,512	2.6%	94.9%	93.7%	1.2%	$1,553	$1,529	1.6%

PROPERTY PORTFOLIO (a)
NET OPERATING INCOME EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended June 30, 2024
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,099,186	93.9%	$1,609	$14,632	15.1%
Dallas, TX	14	4,007	873,317	95.6%	1,815	13,213	13.7%
Columbus, OH	10	2,510	377,578	94.4%	1,451	6,633	7.0%
Oklahoma City, OK	8	2,147	332,776	95.4%	1,204	5,362	5.4%
Indianapolis, IN	7	1,979	295,293	97.1%	1,396	5,359	5.5%
Denver, CO (a)(b)	6	1,397	382,238	96.6%	1,736	5,310	5.5%
Tampa-St. Petersburg, FL	5	1,452	317,253	95.0%	1,836	5,212	5.4%
Nashville, TN	5	1,508	373,109	95.7%	1,635	5,024	5.2%
Raleigh - Durham, NC	6	1,690	254,444	95.5%	1,545	4,987	5.2%
Memphis, TN	4	1,383	161,192	94.6%	1,518	4,043	4.2%
Houston, TX	5	1,308	214,215	97.3%	1,431	3,312	3.4%
Huntsville, AL	4	1,051	241,753	96.5%	1,487	3,190	3.3%
Louisville, KY	4	1,150	145,766	96.3%	1,312	2,860	3.0%
Birmingham, AL (c)	2	1,074	219,565	94.7%	1,455	2,786	2.9%
Lexington, KY	3	886	161,833	98.3%	1,353	2,697	2.8%
Charlotte, NC	3	714	189,804	95.9%	1,742	2,588	2.7%
Myrtle Beach, SC - Wilmington, NC	3	628	68,296	95.9%	1,407	1,827	1.9%
Cincinnati, OH	2	542	124,084	98.1%	1,604	1,760	1.8%
Greenville, SC	1	702	125,347	94.2%	1,308	1,620	1.7%
Charleston, SC	2	518	82,009	96.3%	1,697	1,551	1.6%
Orlando, FL	1	297	50,708	93.9%	1,794	902	0.9%
San Antonio, TX	1	306	57,469	96.7%	1,477	873	0.9%
Austin, TX	1	256	59,954	94.5%	1,805	850	0.9%
Total / Weighted Average	110	32,685	$6,207,189	95.5%	$1,554	$96,591	100.0%
(a)Excludes our development projects (Destination at Arista and Flatirons Flats). See the definitions at the end of this release.
(b)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)Includes one property with 354 units that was held for sale as of June 30, 2024.

VALUE ADD SUMMARY BY MARKET
PROJECT LIFE TO DATE AS OF JUNE 30, 2024

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (c)
Ongoing
Atlanta, GA (d)	5	2,344	1,053	1,052	$259	18.9%	$18,620	$2,283	$20,903	16.7%	14.9%
Dallas, TX	5	1,462	648	691	284	19.7%	19,109	2,226	21,335	17.8%	15.9%
Columbus, OH	4	1,098	464	470	276	22.4%	14,628	1,431	16,059	22.7%	20.7%
Oklahoma City, OK	4	1,087	524	546	154	17.3%	17,326	2,213	19,539	10.7%	9.5%
Tampa-St. Petersburg, FL	2	612	431	437	374	25.6%	15,716	1,481	17,197	28.6%	26.1%
Lexington, KY	1	436	5	6	250	19.3%	15,937	2,038	17,975	18.8%	16.7%
Nashville, TN	1	418	261	266	166	11.9%	16,650	1,321	17,971	12.0%	11.1%
Memphis, TN	1	362	291	292	379	34.5%	15,749	807	16,556	28.9%	27.5%
Raleigh-Durham, NC	1	318	240	243	215	16.9%	16,094	1,046	17,140	16.0%	15.0%
Austin, TX	1	256	176	176	252	17.2%	18,126	1,486	19,612	16.7%	15.4%
Denver, CO	1	252	5	8	191	26.3%	13,696	4,048	17,744	16.8%	12.9%
Indianapolis, IN	1	236	191	191	276	25.3%	15,616	1,484	17,100	21.2%	19.4%
Total / Weighted Average	27	8,881	4,289	4,378	$263	20.6%	$17,193	$1,949	$19,142	18.4%	16.5%

Completed (e)
Atlanta, GA	3	978	892	889	$215	20.8%	$8,982	$1,139	$10,121	28.7%	25.5%
Columbus, OH	3	763	701	700	206	22.6%	10,268	666	10,934	24.1%	22.6%
Louisville, KY	2	728	723	780	216	24.3%	15,483	2,173	17,656	16.7%	14.7%
Memphis, TN	2	691	660	656	189	18.7%	11,834	974	12,808	19.2%	17.7%
Tampa-St. Petersburg, FL	2	624	591	602	227	19.0%	13,721	1,482	15,203	19.8%	17.9%
Raleigh-Durham, NC	1	328	325	323	195	19.0%	14,648	2,108	16,756	15.9%	13.9%
Wilmington, NC	1	288	288	287	77	7.6%	8,120	56	8,176	11.4%	11.3%
Total / Weighted Average	14	4,400	4,180	4,237	$201	20.2%	$11,824	$1,252	$13,076	20.4%	18.4%

Grand Total/Weighted Average	41	13,281	8,469	8,615	$232	20.4%	$14,573	$1,725	$16,298	19.1%	17.1%
(a) See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $219.
(b)See the definitions section for a full description of Renovation Costs per Unit.
(c)See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 18.0%. ROI-Total costs using rent premium including the impact of concessions was 16.1%.
(d)Renovations at one property in Atlanta, Georgia comprised of 496 units remain paused given current market conditions.
(e)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(f)Includes Meadows, Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in October 2022 (with respect to Meadows), February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands except per unit amounts

2024 DISPOSITIONS

Property	Location	Units	Disposition date	Sale price	Price per unit	Average rent per unit at disposition	Gain on sale (loss on impairment) , net (a)
Villas of Kingwood	Houston, TX	330	2/13/24	$53,700	$163	$1,454	$62
Belmar Villas	Denver, CO	318	2/13/24	74,300	234	1,606	46
Hearthstone at City Center	Denver, CO	360	3/12/24	74,000	206	1,690	88
Villas at Huffmeister	Houston, TX	294	3/25/24	44,250	151	1,557	(415)
Westmont Commons	Asheville, NC	252	3/28/24	49,875	198	1,505	25,856
Reserve at Creekside	Chattanooga, TN	192	4/30/24	28,500	152	1,462	(152)
Total		1,746		$324,625	$186	$1,556	$25,485
(a)During the three months ended December 31, 2023, we recognized an aggregate loss on impairment of $32,956 on the Villas at Kingwood, Belmar Villas, Hearthstone at City Center, Villas at Huffmeister, and Reserve at Creekside, including $1,105 of defeasance and debt prepayment gains on these dispositions.

ASSETS HELD FOR SALE AS OF JUNE 30, 2024 (a)

Property	Location	Quarter Identified As Held For Sale	Units
Tapestry Park	Birmingham, AL	Q1 2024	354
(a)Tapestry Park was sold on July 17, 2024 for a gross sales price of $70,800. We expect to use the proceeds as part of a 1031 exchange to acquire a property in Tampa, Florida during the third quarter 2024.

REAL ESTATE UNDER DEVELOPMENT

Development	Destination at Arista (a)	Flatiron Flats
Location	Denver, Colorado	Denver, Colorado
Planned Units	325	296
Start Date	3Q 2021	4Q 2022
Projected Initial Occupancy	2Q 2023	4Q 2024
Projected Completion Date	4Q 2023	4Q 2024
Projected Stabilization date	1Q 2025	4Q 2026
Total Estimated Development Costs	$102,800	$119,900
% of Development Costs Left to Fund	0%	24%
Real Estate Under Development at June 30, 2024	$23,790	$91,406
% of Planned Units Delivered as of June 30, 2024	78.4%	0%
Leased % as of July 29, 2024 (b)	80.9%	N/A
Occupancy % as of July 29, 2024 (b)	74.4%	N/A
(a)We will continue to classify this property as a development property since it is in lease-up and has not reached overall occupancy of 90%.
(b)Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the total number of units.

INVESTMENT AND DEVELOPMENT ACTIVITY - (CONTINUED)

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook (a)	Richmond, VA	402	—	$85,883	$64,000	84.8%	$—	$17,127
Views of Music City II (b) / The Crockett (c)	Nashville, TN	408	—	66,079	43,275	50.0%	—	11,805
Lakeline Station	Austin, TX	378	Q4 2024	109,524	76,500	90.0%	—	33,225
The Mustang	Dallas, TX	275	Q4 2024	109,583	79,447	85.0%	—	28,190
Total		1,463		$371,069	$263,222		$—	$90,347

(a)Metropolis at Innsbrook is an operating property consisting of 402 units. We have a call option that gives us the right to buy the property upon the earlier of the date upon which the property achieves 90% occupancy or October 17, 2025. On June 21, 2024, we entered into an agreement with the developer to list the property for sale upon achieving 85% occupancy.
(b)Views of Music City phase II is an operating property consisting of 209 total units. On July 16, 2024, we amended the joint venture agreement to require the property to be listed for sale no later than March 31, 2025, and to provide us with a right of first refusal on any sale of the property.
(c)The Crockett is an operating property consisting of 199 units. On July 16, 2024, we amended the related joint venture agreement for the property, which is expected to result in the return of our invested capital and corresponding preferred return no later than December 31, 2024, while also providing us with a right of first refusal on any sale of The Crockett.

DEBT SUMMARY AS OF JUNE 30, 2024
Dollars in thousands

	Amount	Weighted Average Contractual Rate (d)	Weighted Average Hedged Effective Rate (e)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$103,478	6.6%	4.8%	Floating	1.6
Unsecured term loans (b)	600,000	6.5%	4.0%	Floating	3.0
Secured credit facilities (c)	585,635	4.2%	4.4%	Fixed	4.4
Mortgages	935,258	3.8%	4.0%	Fixed	3.9
Total Principal	2,224,371	4.8%	4.1%		3.7
Loan premiums (discounts), net	37,253
Unamortized deferred financing costs	(9,065)
Total Consolidated Debt	2,252,559
Market Equity Capitalization, at period end	4,330,137
Total Capitalization	$6,582,696
(a)Unsecured revolver total capacity is $500,000, of which $103,478 was drawn as of June 30, 2024. The maturity date of borrowings under the unsecured revolver is January 31, 2026.
(b)Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(c)Consists of a (i) $509,386 secured credit facility, two tranches of which, in an aggregate principal amount of $468,918, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of the three months ended June 30, 2024, without regard to any interest rate swaps or collars.
(e)Represents the weighted average effective interest rates for the three months ended June 30, 2024, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization.
(f)As of June 30, 2024, we maintained the below hedges that have effectively fixed a portion of our floating rate debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Swap	$150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Forward starting collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%

DEBT MATURITY, DEBT COVENANT AND UNENCUMBERED ASSET STATS
AS OF JUNE 30, 2024
Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	31.5%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.8x	Yes
Unsecured leverage ratio	≤ 60%	22.3%	Yes
(a)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fourth Amended, Restated and Consolidated Credit Agreement, which is filed as Exhibit 10.1 of our Form 8-K filed on July 27, 2022.
Encumbered & Unencumbered Statistics (b)

	Total Units	% of Total	Gross Assets	% of Total	Q2 2024 NOI	% of Total
Unencumbered assets	18,090	55.3%	$3,587,606	53.7%	$53,554	55.4%
Encumbered assets	14,595	44.7%	3,096,423	46.3%	43,037	44.6%
	32,685	100.0%	$6,684,029	100.0%	$96,591	100.0%
(b)Excludes our development projects (Destination at Arista and Flatiron Flats). See the definitions at the end of this release.

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Total debt	$2,252,559	$2,277,098	$2,549,409	$2,715,710	$2,650,805
Less: cash and cash equivalents	(21,034)	(21,275)	(22,852)	(17,216)	(14,349)
Less: loan discounts and premiums, net	(37,253)	(39,804)	(44,483)	(50,772)	(53,520)
Total net debt	$2,194,272	$2,216,019	$2,482,074	$2,647,722	$2,582,936
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income (loss) to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Net income (loss)	$10,555	$17,961	$(41,654)	$3,986	$10,988
Other revenue	(298)	(203)	(316)	(232)	(354)
Property management expenses	7,666	7,499	6,660	7,232	6,818
General and administrative expenses	6,244	8,381	5,043	3,660	5,910
Depreciation and amortization expense	54,127	53,721	55,902	55,546	53,984
Casualty losses	465	2,301	59	35	680
Interest expense	17,460	20,603	23,537	22,033	22,227
Loss on impairment (gain on sale) of real estate assets, net	152	(10,530)	56,263	11,268	—
(Gain) loss on extinguishment of debt	—	(203)	124	—	—
Other loss (income), net	—	1	79	369	72
Loss from investments in unconsolidated real estate entities	850	829	1,330	1,178	1,205
NOI	$97,221	$100,360	$107,027	$105,075	$101,530
Less: Non same-store portfolio NOI	2,293	5,989	9,863	10,123	9,155
Same-store portfolio NOI	$94,928	$94,371	$97,164	$94,952	$92,375
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations
ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Total assets	$5,940,261	$5,972,848	$6,280,175	$6,577,790	$6,517,400
Plus: accumulated depreciation (a)	674,236	630,743	606,404	570,966	523,446
Plus: accumulated amortization	69,532	69,998	73,975	76,691	76,558
Total gross assets	$6,684,029	$6,673,589	$6,960,554	$7,225,447	$7,117,404
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.